UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35067	27-3819646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2011, Swisher Hygiene Inc. (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its 2011 Annual Meeting of Stockholders held on May 5, 2011. The Company is filing this amendment to that Form 8-K to disclose the frequency with which the Company will include a non-binding stockholder advisory vote on the executive compensation of the Company’s named executive officers in its proxy materials.

In accordance with the voting results, in which “Three Years” received the highest number of votes cast on the frequency proposal, and the Company’s Board of Directors’ recommendation that the Company’s stockholders select every “Three Years” on the frequency proposal, the Company will conduct future non-binding stockholder advisory votes on executive compensation every three years, unless the Company or its Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders. Accordingly, the next non-binding stockholder advisory vote on executive compensation will be held in connection with the Company’s 2014 Annual Meeting of Stockholders. The next required non-binding stockholder advisory vote regarding the frequency interval will be held in six years in connection with the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	SWISHER HYGIENE INC.

	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer

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